                                                                   DRAFT 4/30/96
                                                                   Exhibit 4.2.3
                                                            [Notes/Certificates]



================================================================================

                         SERIES _____ TRUST SUPPLEMENT
                             dated as of __________

                                       to

                                TRUST AGREEMENT
                             dated as of __________

                                    between

                CS FIRST BOSTON STRUCTURED PRODUCTS CORPORATION

                                      and

                     _____________________________________
                                    Trustee



                                  $__________

                                  SERIES _____


================================================================================

                         Table of Contents

                                                             Page

                             ARTICLE I
                            DEFINITIONS
Section 1.01.  Definitions....................................  2

                            ARTICLE II
                           ORGANIZATION
Section 2.01.  Declaration of Trust...........................  8
Section 2.02.  Name...........................................  8
Section 2.03.  Office.........................................  8
Section 2.04.  Purposes, Authority and Powers.................  9
Section 2.05.  Initial Deposit; Transfer of Underlying
               Securities to the Trust........................  9
Section 2.06.  Tax Treatment; Construction.....................10
Section 2.07.  Liability of the Owners.........................10
Section 2.08.  Sale............................................10
Section 2.09.  Federal Income Tax Allocations..................11



                            ARTICLE III
                         THE CERTIFICATES
Section 3.01.  The Certificates............................... 12
Section 3.02.  Ownership by Company of Certificates........... 13

                            ARTICLE IV
                             PAYMENTS
Section 4.01.  Establishment of Distribution Account.......... 13
Section 4.02.  Application of Trust Funds..................... 13
Section 4.03.  Payment Date Payments.......................... 14
Section 4.04.  Notices with respect to Special Payment
               Date Payments.................................. 14
Section 4.05.  Tax Withholding................................ 15

                             ARTICLE V
                            TERMINATION
Section 5.01.  [Sale of Underlying Securities upon
               Termination of Swap Agreement;
               Distribution of Proceeds of Sale] [Revised].... 15
Section 5.02.  Sale of Underlying Securities upon an
               Underlying Event of Default; Distribution of
               Proceeds of Sale............................... 15
Section 5.03.  Termination.................................... 16

                            ARTICLE VI
                           MISCELLANEOUS
Section 6.01.  Counterparts................................... 16
Section 6.02.  Exclusive Benefit of Parties and Holders....... 17
Section 6.03.  Invalidity of Provisions....................... 17
Section 6.04.  Trust Agreement Ratified....................... 15

Section 6.05.  Governing Law.................................. 17
Section 6.06.  Headings....................................... 17
Section 6.07.  Business Days.................................. 17


                             EXHIBITS

Exhibit A      Form of Certificate
Exhibit B      Form of Certificate of Trust
Exhibit C      Form of Co-Trustee Agreement
Exhibit D-1    Form of Swap Agreement
Exhibit D-2    Form of Swap Guaranty
Exhibit E      Form of Transfer Document

                         SERIES       TRUST SUPPLEMENT
                         -----------------------------

          Series ______ Trust Supplement dated as of __________ (this "Trust Supplement") between CS First Boston Structured Products Corporation, a Delaware corporation (the "Company"), and ____________________, a __________ banking corporation, as trustee (the "Trustee"), to the ______________ Trust Agreement dated as of __________ between the Company and the Trustee (the "Trust Agreement").

          WHEREAS the Company and the Trustee have heretofore executed and delivered the Trust Agreement, which provides for an unlimited aggregate stated amount of Certificates that may be issued thereunder pursuant to separate supplements thereto as contemplated by Article II thereof;

          WHEREAS this Trust Supplement constitutes a "Trust Supplement" as such term is used in, and with the consequences specified in, the Trust Agreement;

          WHEREAS the Company, in its capacity as depositor, is establishing the Trust and in connection therewith is making an initial deposit to the Trust of $1.00;

          WHEREAS, pursuant to the terms and conditions of the Trust Agreement, as supplemented by this Trust Supplement, the Trust shall acquire the Underlying Securities from the Transferor in the manner contemplated by Section 2.05, shall enter into the Indenture, shall hold such Underlying Securities in trust subject to the lien of the Indenture and shall enter into such other transactions and agreements as are contemplated hereby, all for the benefit of the Holders of the Certificates; and

          WHEREAS all the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

          NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto, it is agreed between the Company and the Trustee as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          Section 1.01.  Definitions.  Unless otherwise specified herein,
                         -----------
capitalized terms used herein without definition have the respective meanings specified in the Trust Agreement or the Indenture, as applicable. In addition, in this Trust Supplement, the following terms shall have the following meanings:

          "Available Funds" shall mean with respect to each Payment Date the sum
           ---------------
of the following amounts: (i) the aggregate amount received on or prior to such Payment Date in respect of the Underlying Securities, the Underlying Enhancement, Reinvestment Income[, plus or minus the net amount received or paid on the Swap Agreement [and the Swap Guaranty]] [and the cash proceeds received upon the exercise of the Optional Call Right]; less (ii) any amounts theretofore paid to Holders of Certificates and any amounts payable on such Payment Date to the Trustee, or the provider of any Underlying Enhancement.

          "Business Day" shall mean a day on which commercial banks settle
           ------------
payments in U.S. Dollars in New York.

          "Certificate" shall mean a physical certificate, substantially in the
           -----------
form of Exhibit A, evidencing a fractional undivided interest in the Trust and executed, delivered and authenticated by the Trustee.

          "Certificate Balance" equals, initially, $___________ and, thereafter,
           -------------------
equals such initial Certificate Balance reduced by all amounts allocable to principal previously distributed to Certificateholders.

          "Certificate Distribution Account" shall have the meaning assigned to
           --------------------------------
such term in Section 4.01.

          "Certificateholders' Distributable Amount" means, with respect to any
           ----------------------------------------
Payment Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount for such date.

          "Certificateholders' Interest Carryover Shortfall" means, with respect
           ------------------------------------------------
to any Payment Date, the excess of the sum of the Certificateholders' Quarterly Interest Distributable Amount for the preceding Payment Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Payment Date, plus 90 days' interest on such excess, to the extent permitted by law, at the Certificate Pass-Through Rate.

          "Certificateholders' Interest Distributable Amount" means, with
           -------------------------------------------------
respect to any Payment Date, the sum of the Certificateholders' Quarterly Interest Distributable Amount for such Payment Date and the Certificateholders' Interest Carryover Shortfall for such Payment Date. Interest with respect to the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Trust Supplement and the Basic Documents.

          "Certificate Interest Rate" means __% per annum.
           -------------------------

          "Certificate of Trust" shall mean a certificate of trust substantially
           --------------------
in the form of Exhibit B.

          "Certificateholders' Principal Carryover Shortfall" means, as of the
           -------------------------------------------------
close of any Payment Date, the excess of the Certificateholders' Quarterly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Payment Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Payment Date.

          "Certificateholders' Principal Distributable Amount" means, with
           --------------------------------------------------
respect to any Payment Date, the sum of the Certificateholders' Quarterly Principal Distributable Amount for such Payment Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Payment Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Payment Date, the principal required to be included in the Certificateholders' Principal Distributable Amount will equal the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Payment Date and allocable to principal) to reduce the Certificate Balance to zero.

          "Certificateholders' Quarterly Interest Distributable Amount" means,
           -----------------------------------------------------------
with respect to any Payment Date, 90 days of interest (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding ________) at the Certificate Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Payment Date, on the Closing Date).

          "Certificateholders' Quarterly Principal Distributable Amount" means
           ------------------------------------------------------------
with respect to any Payment Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Payment Date on or after the Payment Date on which the Notes are paid in full, that portion of all collections on Underlying Securities allocable to principal received during the related Collection Period (less, on the Payment Date on which the Notes are paid in full, the portion thereof payable on the Notes).

          "Closing Date" shall mean __________.
           ------------

          "Collection Account" shall have the meaning specified in the Trust
           ------------------
Agreement.

          "Collection Period" means, with respect to any Payment Date, the
           -----------------
period commencing on [the preceding Payment Date] [the __ day of the month in which the preceding Payment Date occurred] (or in the case of the first Payment Date, the Closing Date) and ending on [the day preceding such Payment Date] [the __ day on the month preceding the month in which such Payment Date occurs].

          "Corporate Trust Office" means the office of the Trustee located at
           ----------------------
____________________, ____________________, Attn: __________, or the office of the New York Presenting Agent, ____________________, ____________________, or at
such other location as may be specified by the Trustee in any notice of final distribution of principal delivered to Certificateholders.

          "Co-Trustee Agreement" shall mean the agreement among the Trustee, the
           --------------------
Delaware Trustee and the Company substantially in the form of Exhibit C.

          "CSFB" shall mean CS First Boston Corporation, a Massachusetts
           ----
corporation.

          "Delaware Business Trust Act" shall mean Title 12, Chapter 38, of the
           ---------------------------
Delaware Code.

          "Delaware Revised Uniform Limited Partnership Act" shall mean Title 6,
           ------------------------------------------------
Chapter 17, of the Delaware Code.

          "Delaware Trustee" shall mean ____________________, as co-trustee
           ----------------
hereunder, not in its individual capacity but solely as co-trustee hereunder, or any successor thereto.

          "Eligible Investments" shall have the meaning specified in the Trust
           --------------------
Agreement and shall also include such overnight investments as the Trustee may make in accordance with its customary policies for such investments.

          "Final Scheduled Payment Date" shall mean __________.
           ----------------------------

          "Indenture" shall mean the indenture dated as of __________, between
           ---------
the Trust and __________, as indenture trustee.

          "Interest Accrual Period" means, with respect to any Payment Date, the
           -----------------------
period commencing on [the preceding Payment Date] [the __ day of the month in which the preceding Payment

Date occurred] (or in the case of the first Payment Date, the Closing Date) and ending on [the day preceding such Payment Date] [the __ day of the month preceding the month in which such Payment Date occurs].

          "Issue Date" shall mean __________.
           ----------

          "Noteholders' Distributable Amount" means, with respect to any Payment
           ---------------------------------
Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for such Payment Date.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any
           -----------------------------------------
Payment Date, the excess of the sum of the Noteholders' Interest Distributable Amount for the preceding Payment Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by each Class of the Notes for the related Interest Accrual Period.

          "Noteholders' Interest Distributable Amount" means, with respect to
           ------------------------------------------
any Payment Date, the sum of the Noteholders' Quarterly Interest Distributable Amount for such Payment Date and the Noteholders' Interest Carryover Shortfall for such Payment Date. For all purposes of this Trust Supplement and the Basic Documents, interest with respect to all Classes of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of
           ------------------------------------------
any Payment Date, the excess of the Noteholders' Quarterly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Payment Date, over the amount in respect of principal that is actually deposited in the Note Distribution Account on such current Payment Date.

          "Noteholders' Principal Distributable Amount" means, with respect to
           -------------------------------------------
any Payment Date, the sum of the Noteholders' Quarterly Principal Distributable Amount for such Payment Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class A-1 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the

Outstanding Amount of the Class A-1 Notes to zero; and (b) on the Class A-2 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero.

          "Noteholders' Quarterly Interest Distributable Amount" means, with
           ----------------------------------------------------
respect to any Payment Date, interest accrued for the related Interest Accrual Period on each Class of Notes at the Interest Rate for such Class on the outstanding principal balance of the Notes of such Class on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing
Date), after giving effect to all distributions of principal to Holders of the Notes of such Class on or prior to such Payment Date (or, in the case of the first Payment Date, on the Closing Date).

          "Noteholders' Quarterly Principal Distributable Amount" means, with
           -----------------------------------------------------
respect to any Payment Date, the aggregate of that portion of all collections on Underlying Securities allocable to principal received during the related Collection Period.

          "Notice of an Underlying Event of Default" shall mean written notice
           ----------------------------------------
of the occurrence of an Underlying Event of Default received from the Underlying Issuer or any trustee, fiscal agent or other Person acting on behalf of the Underlying Issuer.

          "Notional Principal Amount" shall mean the aggregate stated amount of
           -------------------------
the Certificates.

          "Payment Date" shall mean each __________, __________, __________ and
           ------------
__________, commencing __________, _____, and ending on the Final Scheduled Payment Date and any Special Payment Date; provided, however, that in the event
                                           --------  -------
any day that would be a Payment Date but for this proviso is not a Business Day, the Business Day next succeeding such day shall be such Payment Date and no interest shall accrue with respect to the intervening period.

          "Payment Determination Date" with respect to any Payment Date shall
           --------------------------
mean the Business Day immediately preceding such Payment Date.

          "Principal Payment" shall mean an amount equal to $__________, payable
           -----------------
by the Underlying Issuer to the Trust with respect to the Final Scheduled Payment Date.

          "Prospectus Supplement" shall mean the Prospectus Supplement dated
           ---------------------
__________, delivered in conjunction with the

Prospectus dated ___________ by CSFB in connection with the sale of the Certificates and the Notes.

          "Quarterly Coupon Payment Date" shall mean a Payment Date (other than
           -----------------------------
a Special Payment Date).

          "Rating Agency" means _________________ or, if no such organization or
           -------------
successor is any longer in existence, a nationally recognized statistical rating organization designated by the Company, notice of which designation shall be given to the Indenture Trustee and the Trustee.

          "Record Date" shall mean the date on which a determination is made
           -----------
regarding the Holders to which a payment is due and payable on the Certificates, which date shall be, with respect to each Payment Date, 15 days prior to such date.

          "Reinvestment Income" shall mean any net income earned on the
           -------------------
investment of payments received by the Trustee relating to the Underlying Securities or the Swap Agreement [or the Swap Guaranty] during such period as such payments are held by the Trustee pending the distribution to the Holders of the Certificates. Any such investment shall be made in the absolute discretion of the Trustee and, if made, shall be in Eligible Investments. The Trustee shall not be liable for any loss arising from any such investment in Eligible Investments made in accordance with the terms of this Agreement.

          "Series" shall mean the Trust Certificates Series _____ created
           ------
hereby

          "Special Payment Date" shall mean a date fixed as such by the Trustee
           --------------------
pursuant to Section 4.04.

           "Special Record Date" shall mean a date fixed as such by the Trustee
            -------------------
 pursuant to Section 4.04.

          ["Swap Agreement" shall mean the master agreement (including any
            --------------
schedules thereto) between the Trust and the Swap Counterparty, together with a confirmation or confirmations entered into pursuant thereto, all substantially in the form of Exhibit D-1.]

          ["Swap Counterparty" shall mean ____________________, a
            -----------------
________________ corporation.]


          ["Swap Guaranty" shall mean the guaranty of the Swap Guarantor
            -------------
relating to the obligations of the Swap Counterparty under the Swap Agreement, all substantially in the form of Exhibit D-2.]

          ["Swap Guarantor" shall mean _______________________, a ____________
            --------------
corporation.]

          ["Swap Rate" shall mean the interest rate applicable to the
            ---------
Certificates.]

          ["Swap Termination Amount" shall mean the amount payable by the Swap
            -----------------------
Counterparty to the Trust or by the Trust to the Swap Counterparty, as applicable, upon an early termination of the Swap Agreement determined in accordance with Section 6 of the Swap Agreement.]

          "Transfer Document" shall mean the document from the Transferor, as
           -----------------
transferor of the Underlying Securities in exchange for the Certificates, to the Trust, as transferee of the Underlying Securities, substantially in the form of Exhibit E.

          "Transferor" shall mean CSFB.
           ----------

          "Trust" shall mean the Series _____ Trust created hereby.
           -----

          "Underlying Assets" shall mean the Underlying Securities[, the rights
           -----------------
of the Trust under the Swap Agreement [and the Swap Guaranty]] and all proceeds of any of the foregoing.

          "Underlying Enhancement" shall mean __________________.
           ----------------------

          "Underlying Event of Default" shall mean the occurrence of an event of
           ---------------------------
default with respect to the Underlying Securities as described in the Underlying Prospectus.

          "Underlying Issuer" shall mean ____________________, a __________
           -----------------
corporation.

          "Underlying Prospectus" shall mean the Prospectus dated __________
           ---------------------
relating to the debt securities of the Underlying Issuer, of which the Underlying Securities constitute a series.

          "Underlying Securities" shall mean $__________, __________, due
           ---------------------
__________, issued by the Underlying Issuer on __________.

          "Underlying Securities Interest Payment" shall mean each regularly
           --------------------------------------
scheduled payment of interest on the Underlying Securities.

                                 ARTICLE II
                                 ----------

                                  ORGANIZATION
                                  ------------

          Section 2.01.  Declaration of Trust.  The Trustee is hereby appointed
                         --------------------
to hold and agrees to hold the Underlying Assets upon the trusts set forth herein and for the use and benefit of the Holders subject to the obligations of the Trust under the Indenture. It is the intention of the parties hereto that the Trust constitute a business trust under the Delaware Business Trust Act and that the Trust Agreement as supplemented by this Trust Supplement constitutes the governing instrument of the Trust. Simultaneously with the execution and delivery of this Trust Supplement, the Trustee shall enter into the Co-Trustee Agreement with the Delaware Trustee and the Company and the Co-Trustee Agreement is hereby incorporated herein by reference thereto as part of the governing instrument of the Trust. The Trustee and the Delaware Trustee shall file a Certificate of Trust with the Secretary of State of the State of Delaware pursuant to 12 Del. C. (S) 3810.

          Section 2.02.  Name.  The name of the Trust shall be the "Series _____
                         ----
Trust", in which name the Trustee, on behalf of the Trust, may engage in the transactions contemplated hereby; make and execute contracts and other instruments; acquire the Underlying Securities; enter into the Indenture; [enter into the Swap Agreement;] sue and be sued; and, subject to Section 2.04, enter into such other transactions and take such other actions as are necessary or desirable to carry out the provisions hereof.

          Section 2.03.  Office.  The principal office of the Trustee is at
                         ------
____________________, Attention: __________. The Delaware office of the Trust shall be in care of the Delaware Trustee, at ____________________, ____________________, Attention: __________, or at such other address as the Trustee or the Delaware Trustee, as applicable, may designate by notice to the Company.

          Section 2.04.  Purposes, Authority and Powers.  The purposes for which
                         ------------------------------
the Trust is created and established are (i) to acquire and hold the Underlying Securities[,] [and] (ii) to issue the Certificates[,] [and] (iii) to enter into the Indenture [and (iv) to enter into the Swap Agreement]. In addition to all authority, express or implied, otherwise granted to the Trustee under this Trust Supplement, the Trust Agreement and under applicable law, the Trustee shall have the authority on behalf of the Trust to enter into all transactions and agreements described in the immediately preceding sentence and contemplated by the Prospectus Supplement, and to perform all acts in furtherance thereof, including, without limitation, the execution and delivery of the Certificates [, the Swap Agreement] and the Indenture and the exercise and enforcement of all rights and remedies under the Underlying Securities [and the Swap Agreement

[and the Swap Guaranty]]; provided, however, that the Trust shall not have power
                          --------  -------
to perform any act or engage in any business whatsoever except for the foregoing and any activity reasonably incidental thereto or appropriate therefor. The primary investments to be made by the Trust are in the Underlying Securities [and the Swap Agreement]; provided, however, that the Trust may in no event make
                          --------  -------
investments other than in the Underlying Securities[, the Swap Agreement and] Eligible Investments pending distribution to the holders of the Certificates. After the date of issuance of the Certificates, the Trust will not issue additional Certificates or purchase or otherwise acquire any additional securities (other than Eligible Investments) and will not dispose of Underlying Securities, in each case except as described in this Trust Supplement.

          Section 2.05.  Initial Deposit; Transfer of Underlying Securities to
                         -----------------------------------------------------
the Trust.  Simultaneously with the execution and delivery of this Trust
- ---------
Supplement, the Company hereby transfers to the Trust $1.00 in cash in exchange for the entire beneficial interest in the Trust (which interest shall not be certificated); and effective as of the Closing Date (i) the entire beneficial interest of the Company in the Trust shall be automatically cancelled and the Trust shall transfer to the Company $1.00 in cash and (ii) the Transferor, in exchange for the Certificates, pursuant to the Transfer Document, will transfer, sell, convey and assign to the Trust, forever, all right, title and interest of the Transferor in the Underlying Securities to have and to hold all of the same, together with all revenues, issues, profits and proceeds thereof and therefrom and appurtenances thereto to the Trust, in each case for the common and equal use, benefit and security of all Persons who shall from time to time be Holders of any of the Certificates and without preference of any of the Certificates over any of the others by reason of priority in the time of issue, sale or negotiation thereof.

          Section 2.06.  Tax Treatment; Construction.  It is the intention of
                         ---------------------------
the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Underlying Assets and other assets held by the Trust, the partners of the partnership being the Holders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Delaware Business Trust Act with respect to accomplishing the purposes of the Trust.

          Section 2.07.  Liability of the Owners.  (a) The Company shall be
                         -----------------------
liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Company would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Company were a general partner; provided, however, that the Company shall not be liable for any losses incurred by a Holder in the capacity of an investor in the Certificates or by a holder of a Note in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Company shall not be liable) shall be deemed third party beneficiaries of this paragraph.

          (b) No Holder, other than to the extent set forth in paragraph (a) above, shall have any personal liability for any liability or obligation of the Trust.

          Section 2.08.  Sale.  The parties hereto agree and intend that the
                         ----
transfer of the Underlying Securities to the Trust shall be a sale and purchase by the Trust and not a loan or a pledge to secure a loan.

          Section 2.09.  Federal Income Tax Allocations.  Net income of the
                         ------------------------------
Trust for any quarter as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

          (a) among the Holders of Certificates as of the first day following the end of such quarter, in proportion to their ownership of principal amount of Certificates on such date, net income in an amount up to the sum of (i) the Certificateholders' Quarterly Interest Distributable Amount for such month, (ii) interest on the excess, if any, of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Certificate Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, (iii) the portion of the market discount on the accrued during such quarter that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price, and (iv) any other amounts of income payable to the Holders of Certificates for such quarter; such sum to be reduced by any amortization by the Trust of premium on Underlying Securities that corresponds to any excess of the issue price of Certificates over their principal amount; and

          (b)  to the Company, to the extent of any remaining net income.

If the net income of the Trust for any quarter is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any quarter as determined for federal income tax purposes (and each item of income, gain, loss an deduction entering into the computation thereof) shall be allocated to the Company to the extent the Company is reasonably expected to bear the economic burden of such net losses and any remaining net losses shall be allocated among the Holders of Certificates as of the first Record Date following the end of such quarter in proportion to their ownership of principal amount of Certificates on such Record Date. The Company is authorized to modify the allocations in this paragraph, if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Company or to the Holders of Certificates, or as otherwise required by the Code.


                                  ARTICLE III
                                  -----------

                                THE CERTIFICATES
                                ----------------

          Section 3.01.  The Certificates.  There is hereby created a Series of
                         ----------------
Certificates to be issued under the Trust Agreement to be distinguished and known as the "Series _____" (herein referred to as the "Certificates"). The terms and conditions applicable to the Certificates are as follows:

          (a) The initial aggregate Stated Amount of the Certificates is $__________. Certificates shall be issued in denominations of $__________ and integral multiples of $__________ in excess thereof.

          (b) [The] [There is no] Optional Call Right [is] applicable to the Certificates.

          (c)  The Final Scheduled Payment Date is __________.

          (d)  Payments on the Certificates shall be made as described in
               Article IV and Article V.

          (e)  The Certificates are [not] being issued in separate Classes.

          (f) The Certificates shall be issued as [Definitive Certificates] [Book-Entry Certificates].

          (g) The Certificates are Dollar-denominated, with interest and principal payable in Dollars.

          (h)  The Trust shall enter into the Indenture.

          (i) The aggregate principal amount of the Underlying Securities is $__________. The Underlying Issuer is ____________________. The
               title of the Underlying Securities is ____________________ issued by the Underlying Issuer on __________.

          (j) [The Underlying Assets include the rights of the Trust under [the Swap Agreement] [the Swap Guaranty]].

          (k) [No portion of the] [Any of all of] Underlying Assets may be loaned or pledged to the Company, any affiliate of the Company or any other person.

          (l) [There is no Cut-Off Date with respect to the Trust.] [The Cut-Off Date is ______________.]

          Section 3.02.  Ownership by Company of Certificates.   The Company
                         ------------------------------------
shall on the Closing Date purchase Certificates representing at least 1% of the initial Certificate Balance and shall thereafter retain beneficial and record ownership of Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of the Company below 1% of the Certificate Balance shall be void. The Trustee shall cause any Certificate issued to the Company to contain a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE AS DESCRIBED IN SECTION 3.02 OF THE TRUST SUPPLEMENT".



                                   ARTICLE IV
                                   ----------

                                    PAYMENTS
                                    --------

          Section 4.01.  Establishment of Distribution Account.  The Trustee,
                         -------------------------------------
for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Trustee an account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

          Section 4.02.  Application of Trust Funds.  (a) On each Payment
                         --------------------------
Determination Date, the Trustee shall calculate all amounts required to be deposited in the Note Distribution Account and the Certificate Distribution Account as follows:

          (i) to the Note Distribution Account, to the extent of Available Funds, the Noteholders' Interest Distributable Amount;

          (ii) to the Note Distribution Account, to the extent of Available Funds remaining after the application of clause (i), the Noteholders' Principal Distributable Amount;

          (iii) to the Certificate Distribution Account, to the extent of Available Funds remaining after the application of clauses (i) and (ii), the Certificateholders' Interest Distributable Amount; and

          (iv) to the Certificate Distribution Account, to the extent of Available Funds remaining after the application of clauses (i) through
     (iii), the Certificateholders' Principal Distributable Amount.

     (b) On each Payment Date, the Trustee shall make distributions from the Collection Account for deposit in the applicable account to the extent of Available Funds, to the accounts and in the order of priority listed in clauses
(a)(i) through (iv) above.

          Section 4.03.  Payment Date Payments.  Subject to the provisions of
                         ---------------------
Article IV of the Trust Agreement, the Trustee shall pay on each Payment Date (or as promptly thereafter as practicable in the ordinary course of business) to Holders of Certificates as of the applicable Record Date all amounts deposited in the Certificate Distribution Account (net of any withholdings) in proportion to the respective Stated Amounts of such Certificates. The payments required to be made to Holders pursuant to this Section 4.03 shall be paid by the Trustee to the Holders of Certificates by wire transfer of immediately available funds to the respective accounts of such Holders; provided, however, that, (i) if any
                                         --------  -------
such Holder has not provided to the Trustee, at least 15 days prior to the date of such payment, information as to an account to which such payment may be wire transferred, the Trustee shall mail, by first class mail, a check for the amount of such payment to the most recent address of such Holder set forth in the Register and (ii) the final distribution of principal in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee.

          Section 4.04.  Notices with respect to Special Payment Date Payments.
                         -----------------------------------------------------
(i) If any amount becomes payable to the Trust other than the scheduled payments under or with respect to the Underlying Securities [or the Swap Agreement], including without limitation

          (x) (a) any net proceeds from the sale of the Underlying Securities pursuant to Section 5.01 or 5.02[, (b) any Swap Termination Amount payable by the Swap Counterparty to the Trust upon the early termination of the Swap Agreement or (c)] [or

               (b)] any defaulted amount (plus interest, if any, on such defaulted amount) or

          (y)  Reinvestment Income on any amount under paragraph (x) above,

the Trustee shall fix a Special Record Date and a Special Payment Date with respect to such amount. As promptly as practicable, but at least five Business Days before any such Special Record Date, the Trustee shall distribute to the Swap Counterparty, each Noteholder and each Certificateholder [pro rata] [other method of apportionment] at the most recent address of such Holder as set forth in the Register [and to the Swap Counterparty] a notice that states the Special Record Date, Special Payment Date and the amount to be paid to Certificateholders on such Special Payment Date.

          Section 4.05.  Tax Withholding.  The Trustee will withhold from any
                         ---------------
payment received on any Underlying Asset an amount on account of taxes required to be so withheld, and the amount paid to Holders pursuant to this Article IV or
Article V shall be reduced accordingly.


                                   ARTICLE V
                                   ---------

                                  TERMINATION
                                  -----------

          Section 5.01.  [Sale of Underlying Securities upon Termination of Swap
                          ------------------------------------------------------
Agreement; Distribution of Proceeds of Sale.  (a) Subject to Section 5.02, upon
- -------------------------------------------
the receipt or giving of any notice of an early termination of the Swap Agreement pursuant to Section 6 thereof, the Trustee shall use its reasonable best efforts to sell the Underlying Securities through a broker (which shall be instructed by the Trustee to sell the Underlying Securities in a reasonable manner designed to maximize the sales proceeds) selected by the Company with reasonable care.

          (b) The net proceeds from the sale of the Underlying Securities shall be distributed (i) first, [to the Swap Counterparty to the extent that any Swap
                   -----
Termination Amount is payable by the Trust to the Swap Counterparty under the Swap Agreement and (ii) second,] to the Holders of the Notes, to the extent of
                        ------
the sum of the outstanding Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount, and [(ii) second,][(iii) third,] to Holders of the Certificates pursuant to Section 4.02, together with any Reinvestment Income, in proportion to the respective amounts of the Certificates held by the holders.] [Reserved]

          Section 5.02.  Sale of Underlying Securities upon an Underlying Event
                         ------------------------------------------------------
of Default; Distribution of Proceeds of Sale.  (a) Upon receipt of a Notice of
- --------------------------------------------
an Underlying Event of Default,
the Trustee shall use its reasonable best efforts to sell the Underlying Securities through a broker (which shall be instructed by the Trustee to sell the Underlying Securities in a reasonable manner designed to maximize the sales proceeds) selected by the Company with reasonable care.

          (b) The net proceeds from the sale of the Underlying Securities shall be distributed (i) first, [to the Swap Counterparty to the extent that any Swap
                   -----
Termination Amount is payable by the Trust to the Swap Counterparty under the Swap Agreement and (ii) second,] to the holders of the Notes, to the extent of
                        ------
the sum of the outstanding Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount, and [(ii) second,][(iii) third,] to Holders of the Certificates pursuant to Section 4.02, together with any Reinvestment Income, in proportion to the respective amounts of the Certificates held by the holders of the Certificates.

          Section 5.03.  Termination.  (a)  This Trust Supplement and the Trust
                         -----------
created hereby are to remain in effect until February __, ____; provided,
                                                                --------
however, that the provisions of this Trust Supplement shall continue through the
- -------
winding up of the affairs of the Trust as provided in this Article V.

          (b) Upon the termination of the Trust, the Trustee shall proceed as promptly as practicable to wind up the affairs of the Trust and distribute any remaining assets thereof; provided that the assets of the Trust shall be
                          --------
distributed in an orderly and businesslike manner. As part of the winding up of the affairs of the Trust, the following steps shall be taken in the following order:

               (1) If on __________ (or as promptly thereafter as practicable after sale of all Underlying Securities) any funds remain in the Trust, the Trustee shall take, or cause to be taken, appropriate action to [(i) first,
                                                                          -----
     wire funds to the Swap Counterparty to the extent any Swap Termination Amount owing to the Swap Counterparty remains unpaid, and (ii) second,]
                                                                    ------
     mail, by first class mail, to the most recent address of each Holder set forth in the Register a check in respect of such Holder's pro rata share of such remaining amount. If any moneys payable in respect of any Certificates are not for any reason paid to any Holder entitled thereto as described above, the Trustee shall disburse all such undistributed moneys to the Company and such Holder shall thereafter look only to the Company for payment.

               (2) The Trustee shall pay all liabilities of the Trust (which payments, if any, shall be a reimbursable expense of the Trustee).

               (3) The Delaware Trustee shall prepare, the Delaware Trustee and the Trustee shall sign and the Delaware Trustee shall file a certificate of cancellation for the Trust under the Delaware Business Trust Act with the Secretary of State of the State of Delaware pursuant to 12 Del. C. (S) 3810.

          (c) No Holder shall be entitled to revoke the Trust.


                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

          Section 6.01.  Counterparts.  This Trust Supplement may be executed in
                         ------------
any number of counterparts, and by the Company and the Trustee on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. By and upon acceptance of a Certificate, each Holder shall have agreed and be deemed to have agreed to be bound by all the terms and conditions of this Trust Supplement and the Trust Agreement. Copies of this Trust Supplement and the Trust Agreement shall be filed with the Trustee and shall be open to inspection during regular business hours at any Designated Office by any Holder holding a Certificate.

          Section 6.02.  Exclusive Benefit of Parties and Holders.  This Trust
                         ----------------------------------------
Supplement is for the exclusive benefit of the parties hereto and the Holders, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

          Section 6.03.  Invalidity of Provisions.  In case any one or more of
                         ------------------------
the provisions contained in this Trust Supplement, the Trust Agreement or in the Certificates should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby, provided that the intent of the parties hereto is not thereby materially altered.

          Section 6.04.  Trust Agreement Ratified.  Except and so far as herein
                         ------------------------
expressly provided, all the provisions, terms and conditions of the Trust Agreement are in all respects ratified and confirmed; and the Trust Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          Section 6.05.  GOVERNING LAW.  THIS TRUST SUPPLEMENT AND THE
                         -------------
CERTIFICATES AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED

IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          Section 6.06.  Headings.  The headings of articles and sections in
                         --------
this Trust Supplement have been inserted for convenience only and are not to be regarded as a part of this Trust Supplement, or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Certificates.

          Section 6.07.  Business Days.  If a date on which a payment is
                         -------------
scheduled to be made hereunder (or any other date with respect to which action is required to be taken hereunder) is other than a Business Day, payment (or such other action) shall be made or taken on the next succeeding day that is a Business Day. Notwithstanding the foregoing, if a Record Date is other than a Business Day, the Record Date shall not be affected.


          IN WITNESS WHEREOF, the Company and the Trustee have duly executed this Trust Supplement as of the day and year first above set forth. By and upon acceptance of a Certificate, each Holder shall have agreed and be deemed to have agreed to be bound by all the terms and conditions of this Trust Supplement and the Trust Agreement.

                               *   *   *   *   *


                                    CS FIRST BOSTON STRUCTURED
                                       PRODUCTS CORPORATION




                                    By:___________________________
                                       Name:
                                       Title:


                                    ______________________________
                                    Trustee



                                    By:___________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                              FORM OF CERTIFICATE
                              -------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                SERIES _________


CERTIFICATE NO.: __           STATED AMOUNT: $_____________
CUSIP NO.: _________          FINAL SCHEDULED PAYMENT DATE:_____


              (Stated Amount issuable in denominations of $______ and integral multiples of $____ in excess thereof.)


          This certificate (this "Certificate") of the Series ______ Trust (the "Trust") evidences the fractional undivided interest of ___________________________ (the "Holder") in the Underlying Assets of the Trust, established pursuant to the Trust Agreement dated as of _______________ and the Series ______ Trust Supplement thereto dated as of _____________ (collectively, the "Trust Agreement"), in each case as amended and supplemented from time to time, between CS First Boston Structured Products Corporation (the "Company") and _____________________, as trustee (the "Trustee"), pursuant to which this Certificate is being executed and delivered by the Trust. [Also issued under the Indenture are the Notes designated as "_______ Notes".] Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement. By and upon accepting this Certificate, the Holder agrees that such Holder is bound by all the terms and conditions of the Trust Agreement. Any statement herein is qualified in its entirety by the applicable provisions of the Trust Agreement.

          This Certificate entitles the Holder hereof to a proportionate undivided interest in all Trust payments to Holders of Certificates in respect of the Underlying Assets[, including payments under the Swap Agreement (and subject to the obligation of the Trust to pay certain amounts to the Swap Counterparty)]. The Trustee shall pay on each Payment Date to Holders of Certificates as of the applicable Record Date or Special Record

Date all available funds in the Collection Account (net of any withholdings) in proportion to the respective Stated Amounts of such Certificates. Such payments shall be paid by the Trustee to the Holders of Certificates by wire transfer of immediately available funds to the respective accounts of such Holders;

provided, however, that, (i) if any such Holder has not provided to the Trustee,
- --------  -------
at least 15 days prior to the date of such payment, information as to an account to which such payment may be wire transferred, the Trustee shall mail, by first class mail, a check for the amount of such payment to the most recent address of such Holder set forth in the Register and (ii) the final distribution of principal in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee located at _______________________, _______________, Attn: _________________, or
the office of the New York Presenting Agent, __________________, ________________, or at such other location as may be specified by the Trustee in a notice of such final distribution of principal delivered to Certificateholders.

     The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Holders of Notes as described in the Indenture. No distributions of principal will be made on any Certificate until all of the Notes have paid in full.

          If the Underlying Issuer [or the Swap Counterparty [and the related Swap Guarantor]] defaults on a payment required to be made by it with respect to the Underlying Assets, the Trustee shall promptly give notice thereof to the Company and to the Holders. If an event of default occurs with respect to the Underlying Securities, the Trustee may proceed to enforce its rights as holder of the related Underlying Assets unless otherwise directed by Holders of a majority in Stated Amount of the Certificates. The Trustee shall use its reasonable best efforts to sell the Underlying Securities through a broker (which shall be instructed by the Trustee to sell the Underlying Securities in a reasonable manner designed to maximize the sales proceeds) selected by the Company with reasonable care. The Trustee may, in its discretion, and will, if so directed by Holders of a majority in Stated Amount of the Certificates, exercise or enforce any other rights which it may have as holder of the related Underlying Assets. [Notwithstanding the foregoing, for so long as the Swap Agreement [and the related Swap Guaranty] is in effect, the Trustee shall not sell the Underlying Securities and, upon any early termination of the Swap Agreement [or the related Swap Guaranty], shall sell the Underlying Securities only in accordance with Section 5.01 or 5.02, as applicable, of the Trust Supplement.] In addition, Holders of a majority in Stated Amount of the Certificates may together direct the time, method and place of conducting any proceeding for any remedy available to the Trustee as holder of such Underlying Assets. Notwithstanding the foregoing, the Trustee shall be under no obligation to exercise or enforce any of its rights with respect to the Underlying Assets of the Trust, whether or not at the request or direction of any Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against loss, liability or expense incurred in compliance with such request or direction or if such request or direction is in conflict with any law or the Trust Agreement. No Holder will have the right to institute any proceeding with respect to the Trust Agreement unless (a) Holders of not less than 25% in Stated Amount of the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee and have offered the Trustee reasonable indemnity, (b) the Trustee has for 60 days neglected or refused to institute any such proceeding and (c) no direction inconsistent with such written request has been given by Holders of a majority in Stated Amount of the Certificates.

          As provided more fully in the Trust Agreement, a Holder of a Certificate may (i) transfer to one or more Persons such Holder's interest in such Certificate or a pro rata portion of such Holder's interest in such Certificate and (ii) exchange such Certificate for one or more Certificates in similar form of equal aggregate amount of any authorized denomination or denominations. Each Certificate issued upon transfer or exchange of this Certificate is required to be in a Stated Amount of $_______ or an integral multiple of $_____ in excess thereof.

          Such transfer or exchange shall be effected by the submission of this Certificate to the Designated Office of the Trustee, accompanied by a written instruction of transfer or exchange satisfactory to the Trustee executed by the Holder or the Holder's attorney duly authorized in writing. The office for the transfer or exchange of Certificates is the office of the Trustee at _______________________, ________________________, Attention:
____________________ or the office of the New York Presenting Agent,
__________________________, _________________, or, in the event of a change of the Trustee or New York Presenting Agent or of the Trustee's or New York Presenting Agent's office, such other office in The City of New York, State of New York of which notice is provided to Holders at the time of such change of Trustee, New York Presenting Agent or office.

          As a condition to any registration of transfer or exchange of this Certificate, the Trustee may require payment by the Holder of a reasonable service charge and of a sum sufficient to cover any applicable tax or governmental charge payable in connection with such transfer and exchange and provision by the Holder of such information and assurances as the Trustee may reasonably deem necessary or proper and compliance by the Holder with reasonable regulations of the Trustee.

          The Trustee and the Company may treat the Holder of this Certificate identified above as the owner of this Certificate for all purposes, including for purposes of making payments with respect to this Certificate and effecting the transfer, exchange or surrender of this Certificate, and neither the Trustee nor the Company shall be affected by any notice to the contrary.

          The Trust Agreement may be amended by the Trustee and the Company without notice to or consent of Holders to (i) cure any defect, omission, inconsistency or ambiguity in the Trust Agreement or in the Certificates, (ii) add to the covenants and agreements of the Trustee or the Company or to surrender any right or power therein conferred upon the Company, (iii) effectuate the assignment of the Trustee's rights and duties thereunder to a qualified successor as provided therein, (iv) comply with the Securities Act, the Trust Indenture Act of 1939, the Investment Company Act or the Code or (v) modify, alter, amend or supplement the Trust Agreement in any other respect which is not adverse in any material respect to any Holders. The Trust Agreement also may be amended by the Trustee and the Company with the consent of Holders possessing not less than a majority in Stated Amount of the Certificates, [and Holders possessing not less than a majority of the outstanding principal balance of the Notes,] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Holders; provided,
                                                                      --------
however, that no such amendment may (a) reduce the amount or delay the timing of
- -------
payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage in Stated Amount of Certificates, the Holders of which are required to consent to any such amendment without the consent in either case of Holders of 100% in Stated Amount of Certificates. No amendment or waiver of any provision of the Trust Agreement nor consent to any departure from the Trust Agreement shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment
                                          --------  -------
which affects the Delaware Trustee shall not be effective unless the same has been consented to in writing by the Delaware Trustee.

          [The Trust Agreement provides for special termination and winding up procedures upon the early termination of the Swap Agreement, including the sale of the Underlying Securities and the distribution of the net proceeds therefrom in accordance with Section 5.01 or 5.02 of the Trust Supplement.]

          This Certificate shall not be valid or become obligatory for any purpose unless and until duly authenticated by the Trustee by manual signature.

                                    Series ______ Trust

                                    By:  ______________, not in
                                           its individual capacity
                                           but solely as Trustee


                                    By:  _________________________
                                          Name:
                                          Title:

                                        Date: _____________



                                 Authentication
                                 --------------


          This is one of the Certificates referred to in the within-mentioned Trust Agreement.


                                    _____________________,
                                    as Trustee



                                    By:___________________________
                                       Name:
                                       Title:

                                 TRANSFER FORM



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Optional:

[Insert wire transfer instructions for transferee.] Neither the transferor nor the Trustee shall have any responsibility for the accuracy of such wire transfer instructions, if provided.


Dated:___________

                         ______________________________________
                         (Signature)

                         NOTE: Signature must conform in every particular to the name in which this security is registered, without any alteration or change whatsoever.



Signature guaranteed by:_________________________

                                                                       EXHIBIT B

                          Form of Certificate of Trust
                            [Intentionally Omitted]

                                                                       EXHIBIT C

                          Form of Co-Trustee Agreement
                            [Intentionally Omitted]

                                                                     EXHIBIT D-1

                             Form of Swap Agreement
                            [Intentionally Omitted]

                                                                     EXHIBIT D-2

                             Form of Swap Guaranty
                            [Intentionally Omitted]

                                                                       EXHIBIT E
                           Form of Transfer Document
                            [Intentionally Omitted]

                                      E-1